Exhibit 99.1

TE Connectivity Completes Acquisition of the Creganna Medical Group

SCHAFFHAUSEN, Switzerland — April 4, 2016 — TE Connectivity Ltd. (NYSE: TEL), a world leader in connectivity and sensors, announced today that it has completed the previously announced acquisition of the Creganna Medical Group (Creganna).

Creganna is a global leader that designs and manufactures minimally invasive delivery and access devices serving medical device original equipment manufacturers (OEMs). The company, headquartered in Ireland, reported sales of approximately $250 million in 2015.

“The acquisition of Creganna advances our strategy to be the industry leader in high-growth harsh environment applications where failure is not an option,” said Tom Lynch, TE Connectivity chairman and CEO. “Creganna’s products are used in life-saving medical treatments and surgical procedures where the highest levels of quality, reliability and performance are essential. Combining Creganna with TE’s existing medical business establishes TE as a leader in the attractive minimally-invasive interventional segment of the medical device market. TE now has the most complete product and capability offering in the industry, and is a fully integrated strategic supplier to major OEMs. We look forward to offering our customers the most innovative solutions for their needs and welcoming the talented team from Creganna to TE.”

The business will be reported as part of TE’s Industrial Solutions segment.

Forward-looking Statements

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-

looking statements in this release include statements addressing our future financial condition and operating results and our ability to realize projected financial impacts of and to integrate the acquisition of Creganna Medical. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive, medical device and  data and devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that Creganna Medical’s operations will not be successfully integrated into ours; and the risk that revenue opportunities, cost savings and other anticipated synergies from the Creganna Medical acquisition may not be fully realized or may take longer to realize than expected. More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 25, 2015 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

ABOUT TE CONNECTIVITY

TE Connectivity (NYSE: TEL) is a $12 billion global technology leader. Our connectivity and sensor solutions are essential in today’s increasingly connected world. We collaborate with engineers to transform their concepts into creations — redefining what’s possible using intelligent, efficient and high-performing TE products and solutions proven in harsh environments. Our 72,000 people, including over 7,000 engineers, partner with customers in close to 150 countries across a wide range of industries. We believe EVERY CONNECTION COUNTS — www.TE.com

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Contacts:	Media Relations: Erin Burke APCO Worldwide for TE Connectivity 646-218-8760 media@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 Sujal.shah@te.com